Exhibit 32




         Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

                                                                  August 1, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q of Comcast Corporation (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Brian L. Roberts, the Chief Executive Officer, Lawrence S. Smith, the Co-Chief Financial Officer and John R. Alchin, the Co-Chief Financial Officer of Comcast Corporation, each certifies that, to the best of his knowledge:

          1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

          2.   the information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of Comcast Corporation.



                            /s/ BRIAN L. ROBERTS
                            --------------------------------------
                            Name: Brian L. Roberts
                            Chief Executive Officer

                            /s/ LAWRENCE S. SMITH
                            --------------------------------------
                            Name: Lawrence S. Smith
                            Co-Chief Financial Officer

                            /s/ JOHN R. ALCHIN
                            --------------------------------------
                            Name: John R. Alchin
                            Co-Chief Financial Officer